SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): November 6, 2003

                             WILLIAMS SCOTSMAN, INC.
             (Exact name of Registrant as specified in its Charter)



                        Commission File Number: 033-68444




         Maryland                    033-68444                   52-0665775
     (State or other
      jurisdiction of         (Commission File Number)        (I.R.S. Employer
     incorporation or
      organization)                                          Identification No.)

8211 Town Center Drive                                             21236
  Baltimore, Maryland                                            (Zip Code)
(Address of principal executive offices)

                                 (410) 931-6000
              (Registrant's telephone number, including area code)

                                      None
                     (Former name, former address and former
                   fiscal year- if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

EXHIBIT NO.               DESCRIPTION OF EXHIBIT
-----------------         -----------------------------------------------------
99.1                      Press Release dated November 6, 2003 with respect to
                          Registrant's financial results for the three and nine month periods ended September 30, 2003.

Exhibit 99.1 hereto is furnished pursuant to Item 12 hereof and is not intended to be incorporated by reference into any registration statement under the Securities Act of 1933.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 6, 2003, Williams Scotsman, Inc. issued a press release announcing its results of operations for the three and nine month periods ended September 30, 2003. A copy of the press release, including text and tables, is attached as
Exhibit 99.1 below to this Current Report on Form 8-K.

The information in Item 12 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 12 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                WILLIAMS SCOTSMAN, INC.



                                               By:  /s/ Gerard E. Holthaus
                                                  ------------------------
                                                  Gerard E. Holthaus
                                                  Chief Executive Officer

Dated: November 6, 2003


                                               By: /s/ John C. Cantlin
                                                  -----------------------
                                                  John C. Cantlin
                                                  Chief Financial Officer


Dated: November 6, 2003



                                  EXHIBIT INDEX


Exhibit                             Description
-------                             ------------------------------------
99.1                                Press Release dated November 6, 2003

                                                   Exhibit 99.1 - Press Release



For Further Information Contact:
         John C. Cantlin
         Chief Financial Officer
         (410) 931-6108


   WILLIAMS SCOTSMAN, INC. REPORTS OPERATING RESULTS FOR THIRD QUARTER 2003

Baltimore, MD, November 6, 2003 - Williams Scotsman, Inc. announced today cash flow from operating activities of $15.3 million for the third quarter of 2003; a decrease of 60.4% from the $38.5 million in the third quarter of 2002. Adjusted EBITDA for the third quarter of 2003 was $38.6 million, which was down 15.4% from the $45.6 million in the comparable period of 2002. Revenues for the quarter ended September 30, 2003 decreased 14.5% to $117.3 million from $137.3 million in the comparable period of 2002. Gross profit, excluding depreciation and amortization, for the quarter ended September 30, 2003 was $57.1 million, an 11.9% decrease from the third quarter 2002 gross profit of $64.8 million. The Company reported cash flow from operating activities of $71.7 million for the nine months ended September 30, 2003; a decrease of 14.7% from the $84.0 million in the comparable period of 2002. Adjusted EBITDA for the first nine months of 2003 was $114.7 million, which was down 11.9% from the $130.2 million in the comparable period of 2002. Revenues for the nine months ended September 30, 2003 decreased 12.7% to $325.9 million from $373.2 million in the same period of 2002. Gross profit, excluding depreciation and amortization, for the nine months ended September 30, 2003 was $170.4 million; a 10.6% decrease from $190.7 million in the comparable period of 2002.

The substantial decrease in cash flow from operating activities for the nine month period ended September 30, 2003 was primarily a result of revenue declines due to the continued soft economic conditions experienced during the period as compared to the same period in 2002. The decrease in cash flow from operating activities for the three months ended September 30, 2003 from that of the comparable period in 2002 is attributable to the revenue declines discussed above, as well as changes in working capital during the period.

The Company's financial results reflect a 4.6% and a 6.5% decrease in leasing revenue for the three and nine month periods ended September 30, 2003, respectively. These decreases in leasing revenues are due to continued soft economic conditions, which impacted fleet utilization, as well as competitive pricing pressures. Average fleet utilization was relatively flat for the quarter, as compared to the third quarter of 2002 and was down approximately 2% to 76% for the nine months ended September 30, 2003, as compared to the same period of the prior year. The average monthly rental rate decreased approximately 4.5% to $248 and $251 for the third quarter and first nine months of the year, respectively.

Sales of new units were down 37.1% and 27.9%, and delivery and installation revenues decreased by 2.2% and 12.2% for the three and nine months ended September 30, 2003, respectively. These decreases were partially due to a nonrecurring large school project in 2002, which accounted for 15% of the decrease in new unit sales and delivery and installation revenues for the first nine months of 2003. In addition, the impact of severe weather, particularly in the mid-Atlantic and northeastern parts of the United States, and the growing effect of state budget issues in certain parts of the country have produced some delays of state governmental projects, which have affected operating results for both the three and nine month periods ended September 2003.

The 40.0% and 20.9% decreases in sales of rental equipment, and the 12.4% and 7.6% decreases in other revenue for the three and nine month periods ended September 30, 2003, respectively, are the result of the non-recurrence of several large school projects. Other revenue for the quarter ended September 30, 2003 includes a gain of approximately $1 million from the sale of one of the Company's branch properties.

Gross profit from leasing, excluding depreciation and amortization, decreased by 8.1% to $40.3 million for the third quarter and by 7.7% to $125.5 million for the nine month period ended September 30, 2003. The leasing gross margin percentage decreased by 2.9% and 1.0% for both the quarter and nine months ended September 2003 in comparison with the same periods of the prior year. These decreases are the result of the decrease in revenue described above. Furthermore, for the three month period ended September 2003, $1 million or 1.9% of the margin decrease is attributable to an increase in the cost of leasing, primarily refurbishment and maintenance expenses, as compared to the same period in 2002. The decrease in sales of new units and delivery and installation gross profit dollars resulted from the decrease in revenue described above.

Selling, general and administrative expenses, excluding non-cash charges, for the quarter ended September 30, 2003 decreased by $.7 million or 3.6% to $18.5 million from $19.2 million in the same period 2002. Selling, general and administrative expenses for the nine months ended September 30, 2003 decreased by $4.8 million or 7.9% to $55.8 million from $60.6 million in the same period 2002. This was achieved by continuing the Company's cost control initiatives, primarily reductions in personnel related costs.

Williams Scotsman has scheduled a conference call for Friday, November 14, 2003 at 2:00 PM Eastern Time to discuss its third quarter results. To participate in the conference call, dial 952-556-1530 and ask to be placed into the Williams Scotsman call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until 11:59 PM on November 21, 2003. To access the replay, dial 800-615-3210 domestically (international callers can dial 703-326-3020) and enter reservation # 313368.

Williams Scotsman, Inc., headquartered in Baltimore, MD, is the second largest lessor of mobile office and storage units in the United States and Canada, ranked by fleet size and revenues. For additional information on the Company, please visit its web site at www.willscot.com.

All statements other than statements of historical fact included in this press release are forward-looking statements and involve expectations, beliefs, plans, intentions or strategies regarding the future. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it assumes no responsibility for the accuracy and completeness of these forward-looking statements and gives no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in the Company's 10-K, 10-Q and other SEC filings. The Company assumes no obligation to update any forward-looking statement.



                                                 Williams Scotsman, Inc.
                               Summary Consolidated Financial Information ( unaudited )
                                                 (dollars in thousands)


                                             Nine Months Ended September 30        Three Months Ended September 30

Operations Data:                                                     Percent                              Percent
Revenues                                       2003        2002      Change          2003        2002     Change
                                              ------      -------    ------         -------     -------   ------
Leasing                                     $ 160,535   $ 171,718      -6.5%       $ 53,501    $ 56,075     -4.6%
Sales:
   New units                                   52,729      73,167     -27.9%         20,052      31,902    -37.1%
   Rental equipment                            14,690      18,570     -20.9%          5,037       8,391    -40.0%
Delivery and installation                      68,205      77,642     -12.2%         27,903      28,538     -2.2%
Other                                          29,713      32,149      -7.6%         10,845      12,376    -12.4%
                                              -------     -------                   -------     -------
   Total revenues                             325,872     373,246     -12.7%        117,338     137,282    -14.5%
Gross profit
Leasing, excluding depreciation
   and amortization                           125,474     135,968      -7.7%         40,301      43,866     -8.1%
Sales:
   New units                                    8,621      11,862     -27.3%          3,140       4,968    -36.8%
   Rental equipment                             2,977       4,291     -30.6%          1,100       2,050    -46.3%
Delivery and installation                       9,557      13,633     -29.9%          4,078       4,709    -13.4%
Other                                          23,813      24,983      -4.7%          8,519       9,234     -7.7%
                                              -------     -------                    ------      ------
   Total gross profit                         170,442     190,737     -10.6%         57,138      64,827    -11.9%

Selling, general & administrative
expenses (excluding non-cash charges)          55,789      60,559      -7.9%         18,536      19,219     -3.6%
                                              -------     -------                    ------      ------

ADJUSTED EBITDA (a)                           114,653     130,178     -11.9%         38,602      45,608    -15.4%
Interest expense                               64,727      64,114       1.0%         23,821      21,582     10.4%
Depreciation and amortization                  47,163      43,357       8.8%         15,214      15,011      1.4%
Non-cash charges: non-cash
stock compensation expense                      1,705       3,113     -45.2%              -         503   -100.0%
Income tax expense (benefit)                      423       7,869     -94.6%           (173)      3,410   -105.1%
                                              -------     -------                    ------      ------
Net income (loss)                            $    635    $ 11,725     -94.6%        $  (260)    $ 5,102   -105.1%
                                              =======     =======                    ======      ======



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



                                                 Williams Scotsman, Inc.
                                  Summary Consolidated Financial Information (continued)
                                                     ( unaudited )
                                                 (dollars in thousands)


Reconciliation  of  Adjusted  EBITDA  to cash flow from operating activities  the most comparable GAAP measure:


                                             Nine Months Ended                     Three Months Ended
                                               September 30                           September 30


                                          2003               2002                 2003            2002
                                         -------            -------              -------         -------

Adjusted EBITDA (a)                     $114,653           $130,178             $ 38,602        $ 45,608
Decrease in net accounts receivable       10,744              5,443                1,438             156
(Decrease) increase in accounts
payable and accrued expenses                (255)              (474)              (9,446)            471
Interest paid                            (43,649)           (43,367)              (5,644)         (5,808)
(Increase) decrease in other assets       (7,165)             3,612               (9,626)          1,113
Increase (decrease) in other
liabilities                                  311             (7,074)               1,040            (991)
Gain on sale of rental equipment          (2,977)            (4,291)              (1,100)         (2,050)

                                          ------             ------               ------          ------
Cash flow from operating activities     $ 71,662           $ 84,027             $ 15,264        $ 38,499
                                          ======             ======               ======          ======


Other Data:
Cash flow used in investing activities  $(35,098)          $(36,153)            $(12,141)       $(15,365)
                                          ======             ======               ======          ======

Cash flow used in financing activities  $(36,858)          $(47,932)            $ (4,355)       $(23,086)
                                          ======             ======                =====          ======



(a) The Company defines Adjusted EBITDA as earnings before deducting interest, income taxes, depreciation, amortization  and non cash  charges.  The Company utilizes  Adjusted  EBITDA  when interpreting  operating trends and results of operations of its core business  operations.  Accordingly, the Company believes that
Adjusted EBITDA provides additional information with respect to its overall operating  performance and its ability to incur and service debt, make capital expenditures and meet working capital requirements. However,
Adjusted EBITDA should not be  considered  in isolation  or as a  substitute  for cash flow from operating activities,  net income or other measures of performance  prepared in accordance  with generally  accepted accounting  principles or as a measure of a company's profitability or liquidity.  Because Adjusted EBITDA excludes some, but not all, items that affect net income and may vary among companies, the Adjusted EBITDA mentioned  above may not be comparable to similarly  titled  measures of other companies.



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


                                                         Williams Scotsman, Inc.
                                          Summary Consolidated Financial Information (continued)
                                                              (unaudited)
                                          (dollars in thousands, except monthly rental rates)



                                                                 September 30,
Balance Sheet Data (at period end):                           2003            2002
                                                            --------       ---------
Rental equipment, net                                      $  847,691     $  859,389
Total assets                                                1,225,141      1,247,559
Total debt                                                    954,980        995,427


Financial Ratio Data (at period end):
Consolidated Leverage Ratio (b)                                  6.06           5.56
Consolidated Leverage Ratio (c)                                 11.04           9.92
Consolidated Interest Coverage Ratio  (b)                        2.03           2.35
Consolidated Interest Coverage Ratio  (c)                        1.12           1.33



                                                               Nine Months Ended                      Three Months Ended

                                                                  September 30,                          September 30,
Other Data:                                                    2003            2002                   2003          2002
                                                              -------        -------                --------       -------
Lease fleet units (d)                                          93,900         93,800                 93,900        93,800
Lease fleet units (e)                                          93,700         93,700                 93,800        93,600
Utilization rate (e)                                               76%            78%                    77%           78%
Monthly rental rate (e)                                     $     251     $      263              $     248      $    260
Fleet capital expenditures, excluding acquisitions          $  24,960     $   19,826              $   9,639      $  5,926
Total capital expenditures, excluding acquisitions          $  31,758     $   28,980              $  12,079      $  8,177
Availability under revolving credit facility (b)(d)(f)      $ 251,196     $  189,777              $ 251,196      $189,777


Reconciliation of Consolidated EBITDA, as defined in the credit agreement, to cash flow from operating activities - the most comparable GAAP measure:

                                                                                                     As of September 30,
                                                                                                     2003          2002
                                                                                                    -------       -------
Consolidated EBITDA   trailing 12 months (b) (g)                                                  $ 157,514      $178,986
Decrease in net accounts receivable                                                                  15,735        17,562
Increase (decrease) in accounts payable and accrued expenses                                          1,773        (7,203)
Interest paid                                                                                       (77,026)      (71,698)
Increase in other assets                                                                             (7,530)       (1,135)
Increase (decrease) in other liabilities                                                                362        (9,004)
Gain on sale of rental equipment                                                                     (3,682)       (5,700)
Pro forma EBITDA impact of acquisitions (b)                                                            (646)       (1,417)
                                                                                                    -------       -------
Cash flow from operating activities trailing 12 months                                            $  86,500      $100,391
                                                                                                    =======       =======

     (b)As defined in the Company's credit agreement

     (c)Calculated using cash flow from operating activities, the most comparable GAAP measure to Consolidated EBITDA
        (the financial measure used in the calculation in the credit agreement.)

     (d)End of period

     (e)Average for period

     (f)Consolidated Leverage Ratio covenant restrictions limited our borrowing availability at September 30, 2003 and
        2002 to $84,612 and $60,590, respectively.

     (g)Consolidated EBITDA represents consolidated net income plus consolidated interest, tax, depreciation and amortization expenses, and excludes gains and losses on sales of fixed assets and any other non cash items.
        It is used in determining our compliance with the  financial  ratios  required  by  our  credit  agreement.
        Consolidated EBITDA should not be considered in isolation or as a substitute to cash flow  from  operating activities, net income or other measures of performance prepared  in  accordance with  generally  accepted accounting principles or as a measure of a company's profitability or liquidity. For the calculation of the
        Consolidated Leverage Ratio, Consolidated EBITDA includes $646 and $1,417  for  the  twelve  months  ended
        September 30, 2003 and 2002, respectively, relating to entities we acquired during the calculation period.
        The Consolidated EBITDA used in calculating the Consolidated Interest Coverage Ratio for the 12 month periods ended September 2003 and 2002 is $156,868 and $177,569, respectively.
